Exhibit 10.4

Consulting Agreement

This Consulting Agreement (this “Agreement”) is made and entered into as of August 1, 2017 (the “Effective Date”) by and between Marathon Patent Group, Inc., a Nevada corporation, with an address at 11100 Santa Monica Boulevard, Suite 380, Los Angeles, California 90025 (the “Company”) and Erich L. Spangenberg, with an address at 19 Avenue Raymond Poincare, Paris, France 75016 (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Consultant served as an employee of the Company from May 11, 2016 until the Effective Date;

WHEREAS, in parallel with the signing hereof, the Company and the Consultant are signing a Termination of Employment and Release Agreement; and

WHEREAS, the Company and the Consultant desire and agree to re-position the Consultant as a consultant of the Company, and the Company desires to engage the Consultant as a consultant of the Company pursuant to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements contained in this document, the Company and the Consultant hereby agree as follows.

1.                                     Term; Termination.

1.1                               This Agreement shall commence as of the Effective Date and shall continue on an annual basis until otherwise terminated in accordance with the provisions hereof (the “Consulting Term”).

1.2                               Either party may at its discretion terminate this Agreement at any time, by giving the other party forty-five (45) days’ advance written notice and may terminate immediately due to a breach by the other party that is not cured within five (5) business days of delivery by the non-breaching party to the· breaching party of notice thereof. If this Agreement is terminated or expires for any reason whatsoever, the obligations under Sections 2.4, 3.1 (with respect to due but unpaid Consulting Fees (as defined below)), 3.2 (with respect to any non-reimbursed expenses), 5, 7, and 9 shall survive such termination or expiration.

2.                                     Consulting Services.

2.1                               The Consultant shall provide advice and consulting services to the Company, as an independent contractor, with respect to the business of the Company as may be requested by the Company from time to time not to exceed a scope of twenty (20) hours per week or forty (40) hours in any calendar month (the “Consulting Services”).

2.2                               The Consulting Services will be provided by the Consultant from such locations, and at such times, as the parties shall reasonably determine.

2.3                               The Consultant agrees to provide the Consulting Services to the best of his reasonable abilities, but guarantees no particular outcome.

2.4.                            It is hereby acknowledged and agreed by the parties that the Consultant is, and may in the future, be engaged in other activities, whether alone or with others, whether as an individual or through an entity, that may be competitive to or conflict with the business of the Company. The Company acknowledges and confirms that it has assessed the risks of any potential competitive matters and conflicts and has determined that the benefits of engaging the Consultant outweigh the risks of any potential competitive matters or conflicts.  The foregoing shall not derogate from the Consultant’s obligations under Section 5 below.

3.                                     Monthly Payment; Reimbursement of Expenses.

3.1                                The Consultant shall be paid a non-reimbursable monthly fee of twenty thousand dollars ($20,000) per month during the Consulting Term, payable on the first business day of each calendar month by wire transfer to an account designated by the Consultant (the “Consulting Fees”).  The Consultant shall be responsible for the payment of all taxes on the Consulting Fees and any other compensation paid by the Company to the Consultant.

3.2                                The Consultant shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Consultant while engaged in the performance of his duties and responsibilities under this Agreement; provided, that the Consultant shall properly account for such expenses in accordance with Company policies and procedures.

4.                                     Other Benefits.  The Consultant shall be entitled to participate in any benefits, incentive programs, compensation plan or other similar programs (“Benefits”) offered by the Company to other consultants of the Company, if any.  The Company will inform the Consultant of Benefits that may be available to the Consultant and the Consultant and the Company will cooperate to effect the Consultant’s participation in such Benefits if the Consultant elects to participate in such Benefits.

5.                                     Confidential Information. The Consultant covenants and undertakes that, during the term of this Agreement and for a period three (3) years thereafter, absent the Company’s prior written consent, all information, written or oral, relating to the Company, its affiliates and/or the business, marked as “confidential” and disclosed to him by the Company (the “Confidential Information”), shall be maintained in full and absolute confidence, and he shall not use the Confidential Information, directly or indirectly, in whole or in part, for his own benefit or any purpose whatsoever except as specifically and explicitly provided hereunder. The Consultant’s undertaking hereunder shall not apply to Confidential Information which is in, or becomes part of, the public domain, or which was known by Consultant before the time of disclosure. Without derogating from the foregoing, prior to any disclosure of Confidential Information to the Consultant, the Company shall advise the Consultant in advance of its desire to disclose such Confidential Information and shall enable the Consultant to object to such disclosure.

6.                                     Representations by each Party. Each party represents and warrants to the other party that the execution and delivery of this Agreement and the fulfillment of the terms hereof: (i)

have been duly approved by all necessary corporate action on the part of such party; (ii) will not constitute a default under or breach of any agreement or other instrument to which the party is a party or by which the party is bound and (ii) do not require the consent of any person or entity, which consent has not heretofore been received.

7.                                     Indemnification. The Company shall indemnify, hold harmless and reimburse the Consultant to the fullest extent lawful against any and all claims, losses, damages, liabilities, expenses, costs, actions, joint or several, of any nature or type whatsoever, including, without limitation, fees and expenses of counsel (“Indemnified Expenses”), relating to or arising from this Agreement, the Consulting Services, any other matter whatsoever relating to or involving the Consultant’s engagement by the Company or any other matter whatsoever relating to or involving Consultant’s prior role with the Company and/or transactions of the Company in which the Consultant was involved, except to the extent (and only to the extent) that a court of competent jurisdiction (after any final appeal) determines that such Indemnified Expenses arose exclusively from the Consultant’s reckless or willful misconduct.

8.                                     Independent Contractor. Consultant is an independent contractor, not an employee of the Company.

9.                                     Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other arrangement, understanding or agreement, verbal or otherwise, shall be binding upon the parties hereto. This Agreement may not be assigned by any of the parties hereto, and may not be amended or modified, except by the written consent of both parties hereto. No failure or delay on the part of any party hereto in exercising any right, power to remedy hereunder shall operate as a waiver thereof. In the event that any covenant, condition or other provision contained in this Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder thereof, and shall in no way affect, impair or invalidate any other covenant, condition or other provision therein contained. If such condition, covenant or other provisions shall be deemed invalid due to its scope of breadth, such covenant, condition or other provision shall be deemed valid to the extent permitted by law. All notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given when received by the party to whom notice is required to be given and shall be delivered personally, or by registered mail to the addresses set forth above. This Agreement shall be governed by and construed under the laws of the State of New York, exclusive of its choice of law rules and any dispute shall be resolved in an arbitration proceeding by one (1) arbitrator selected pursuant to the rules of the International Chamber of Commerce (the “ICC”), as they then exist exclusively at the International Chamber of Commerce located in Paris, France. The ruling of the ICC shall be enforceable anywhere in the world. The arbitration shall be conducted in the English language. The parties hereby waive any and all objection to venue or any other objection that may be raised to resolving disputes as set forth in this Section.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MARATHON PATENT GROUP, INC.	ERICH SPANGENBERG

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